Exhibit 99.1

U.S. Energy Corp. Announces Corporate Rebrand to Big Sky Industrial Inc.

New Name Reflects Company Shift to Integrated Industrial Gas, Energy and Carbon Management Strategy

HOUSTON, TX., June 4, 2026 — U.S. Energy Corp. (NASDAQ: USEG) (“Big Sky Industrial” or the “Company”), an integrated industrial gas, energy, and carbon management company, today announced the official change of its corporate name and Nasdaq ticker symbol, both effective June 8, 2026, to Big Sky Industrial Inc. (NASDAQ: BSIN). The change aligns the Company’s public market identity with its core operating strategy: the development and commercialization of helium and carbon management assets at its planned wholly owned and operated Big Sky Carbon Hub in Montana’s Kevin Dome region. Effective June 8, 2026, the Company’s new corporate website is www.bigskyindustrialinc.com and its CUSIP number remains unchanged at 911805307.

MANAGEMENT COMMENTARY

“Big Sky Industrial is an industrial gas and carbon management company, and as of today our name says exactly that," said Ryan Smith, President and Chief Executive Officer of Big Sky Industrial. "We are on our way to being an industrial gas producer with contracted cash flow, a carbon management business with meaningful Section 45Q tax credit value, and a low-decline oil operation integrated into our platform as a captive CO₂ outlet. Over the past 18 months we have divested non-core oil and gas assets and redirected the proceeds into the largest organic development project in our history: the Big Sky Carbon Hub. We have reached Final Investment Decision on the processing facility, completed our Phase 1 capital stack, and signed a five-year, 100 percent take-or-pay helium offtake agreement with an investment-grade global industrial gas counterparty. The name makes that identity clear to investors, customers, and partners.”

Mr. Smith continued, “Helium is a federally designated critical mineral with no viable substitute across its most important end markets — semiconductors, medical imaging, rocket propulsion, quantum computing, and fiber optic infrastructure. Global supply is structurally constrained and concentrated in regions with meaningful geopolitical risk. Big Sky Carbon Hub is being built to provide reliable, contracted domestic supply of this critical industrial gas. Our new name reflects that mission and positions us accurately within the global industrial gas and critical minerals value chain.”

NAME AND TICKER CHANGE DETAILS

Former Corporate Name:	U.S. Energy Corp.
New Corporate Name:	Big Sky Industrial Inc.
Former Ticker Symbol:	USEG
New Ticker Symbol:	BSIN
Exchange:	Nasdaq Capital Market
Effective Date:	June 8, 2026

New Website:	www.bigskyindustrialinc.com
CUSIP:	911805307 (unchanged)
Transfer Agent:	Computershare

No action is required by existing shareholders in connection with the name change. All existing shares of common stock will automatically represent shares of Big Sky Industrial Inc. and are expected to begin trading under the new ticker symbol BSIN on June 8, 2026. The number of authorized shares, shares outstanding, par value, and all other terms of the common stock remain unchanged.

ABOUT BIG SKY INDUSTRIAL INC.

Big Sky Industrial Inc. (NASDAQ: BSIN), formerly U.S. Energy Corp. (NASDAQ: USEG), is a Houston-based industrial gas, carbon management, and energy company with operations focused on the Big Sky Carbon Hub and Cut Bank oil field in Montana’s Kevin Dome region. The Company’s asset base supports three distinct business lines: helium production, carbon management, and low-decline oil production. Big Sky Industrial is focused on developing an integrated platform that leverages helium as a federally designated critical mineral, carbon management opportunities supported by Section 45Q federal tax credits, and conventional oil production from its owned and operated assets. The Company’s operations are designed to generate revenue from multiple independent sources across helium, carbon management, and oil. For more information, please visit www.bigskyindustrialinc.com.

MEDIA CONTACT

media@bigskyindustrialinc.com
@BSIN_IR
Big Sky Industrial Inc

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@bigskyindustrialinc.com

(303) 993-3200

www.bigskyindustrialinc.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, risks relating to: the Company’s ability to complete construction of the Big Sky Carbon Hub on time and on budget; the Company’s ability to comply with the terms of its senior credit facilities; the Company’s access to capital on acceptable terms and potential dilution caused thereby; the volatility of commodity prices, including helium, oil and natural gas; the Company’s success in discovering, estimating, developing and replacing reserves; risks related to the status and availability of gathering, transportation, processing, and storage facilities; risks relating to regulatory changes, including those related to the Section 45Q tax credit, carbon dioxide and greenhouse gas emissions; the business, economic and political conditions in the markets in which the Company operates; actions of competitors or regulators; inflationary risks and changes in interest rates; the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; and other risk factors included from time to time in documents the Company files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports and filings are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements included in this communication are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. The Company undertakes no obligation to update these statements after the date of this release, except as required by law.